Exhibit 5.1

Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

104 South Main Street / Ninth Floor / Greenville, South Carolina 29601

Tel: 864.250.2300 Fax: 864.232.2925

www.nelsonmullins.com

October 8, 2010

Palmetto Bancshares, Inc.

306 East North Street

Greenville, South Carolina 29601

Ladies and Gentlemen:

We have acted as counsel to Palmetto Bancshares, Inc. (the “Company”) in connection with the preparation and filing of a Registration Statement on Form S-1, including the Prospectus contained therein (collectively, the “Registration Statement”), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), covering the offering of up to 3,846,153 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, to the Company’s shareholders as of the close of business on October 6, 2010.

In connection with the offering of the Shares by the Company, we have examined (a) the Company’s Articles of Incorporation as currently in effect, (b) the Registration Statement, and (c) corporate records, certificates of public officials, and other documents and records as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

Based on the foregoing, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the State of South Carolina.

This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

This opinion is limited to the laws of the State of South Carolina and no opinion is expressed as to the laws of any other jurisdiction.

Very truly yours,

/s/ NELSON MULLINS RILEY & SCARBOROUGH LLP

With twelve office locations in the District of Columbia, Florida, Georgia, Massachusetts, North Carolina, South Carolina, and West Virginia